        As filed with the Securities and Exchange Commission on January 26, 2000
                                                      Registration No. 333-90935
--------------------------------------------------------------------------------



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------


                                Post-Effective
                                Amendment No. 1
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ----------------------
                               NETIQ Corporation
            (Exact name of Registrant as specified in its charter)
                            ----------------------

         Delaware                                7372                            77-0405505
(State or other jurisdiction of         (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)          Classification Code Number)          Identification Number)

                               NetIQ Corporation
                             5410 Betsy Ross Drive
                         Santa Clara, California 95054
                                (408) 330-7000
 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ----------------------
                                Ching-Fa Hwang
                     President and Chief Executive Officer
                               NetIQ Corporation
                             5410 Betsy Ross Drive
                         Santa Clara, California 95054
                                (408) 330-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ----------------------
                                  Copies to:

Thomas C. DeFilipps, Esq.                              William D. Sherman, Esq.
Wilson Sonsini Goodrich & Rosati                       Morrison & Foerster LLP
Professional Corporation                                 755 Page Mill Road
650 Page Mill Road                                   Palo Alto, California 94304
Palo Alto, CA 94304                                         (650) 813-5600
(650) 493-9300

                            ----------------------
       Approximate date of commencement of proposed sale to the public:
                               December 9, 1999
                            ----------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

--------------------------------------------------------------------------------

                               SUPPLEMENTAL NOTE

     On November 12, 1999, NetIQ Corporation ("NetIQ") filed its registration statement on Form S-1 (File No. 333-90935) (the "Registration Statement") covering 4,025,000 shares of NetIQ's common stock, including 525,000 shares subject to an over-allotment option to be granted to the underwriters upon the effectiveness of the Registration Statement.

     On December 9, 1999, the SEC declared the Registration Statement, as amended by Amendment No. 1 to the Registration Statement filed on November 29, 1999, effective.

     On January 7, 2000, the underwriters exercised their over-allotment option with respect to 387,000 shares of NetIQ's common stock. The underwriter's over-allotment option with respect to the remaining 138,000 shares of NetIQ's common stock subject to such option expired unexercised on January 8, 2000.

     Accordingly, NetIQ hereby de-registers an aggregate of 138,000 shares of its common stock registered pursuant to the Registration Statement, consisting of the 138,000 shares of NetIQ's common stock that was not purchased by the underwriters pursuant to the underwriters' over-allotment option.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, NetIQ has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 26th day of January 2000.

                                    NETIQ CORPORATION

                                    By: Ching-Fa Hwang*
                                        ----------------------------------------
                                        Ching-Fa Hwang
                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                                   Title                                Date
----------------------------------------     --------------------------------------       ----------------
Ching-Fa Hwang*                              President, Chief Executive Officer           January 26, 2000
----------------------------------------     and Director (Principal Executive
               (Ching-Fa Hwang)              Officer)

/s/ James A. Barth                           Vice President, Finance and Chief            January 26, 2000
----------------------------------------     Financial Officer (Principal Financial
               (James A. Barth)              and Accounting Officer)

Kuo-Wei Chang*                               Director                                     January 26, 2000
----------------------------------------
               (Kuo-Wei Chang)

Her-Daw Che*                                 Vice President, Engineering and Director     January 26, 2000
----------------------------------------
               (Her-Daw Che)

Louis Cole*                                  Director                                     January 26, 2000
----------------------------------------
               (Louis Cole)

Alan W. Kaufman*                             Director                                     January 26, 2000
----------------------------------------
               (Alan W. Kaufman)

Ying-Hon Wong*                               Director                                     January 26, 2000
----------------------------------------
               (Ying-Hon Wong)

*By: /s/ James A. Barth                                                                   January 26, 2000
     -----------------------------------
         James A. Barth,
         Attorney-in-Fact